                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       QUIXOTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it is determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                              QUIXOTE CORPORATION
                             ONE EAST WACKER DRIVE
                               CHICAGO, IL 60601

                             TELEPHONE 312/467-6755
                                FAX 312/467-1356
                            ------------------------

            NOTICE AND AGENDA OF THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 16, 1995
                              --------------------

TO THE STOCKHOLDERS OF QUIXOTE CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders of Quixote Corporation (the "Company") will be held on Thursday, November 16, 1995, in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675. The meeting, which will commence at 10:00 a.m. Central Standard Time, will consider:

    1. The election of two (2) directors to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 1998; and

    2. The approval of Coopers & Lybrand L.L.P. as independent auditors for the Company.

    The Annual Meeting will also transact such other business as may properly come before it.

    Only stockholders of record at the close of business on September 20, 1995, will be entitled to notice of, and to vote at, the meeting.

    Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the enclosed Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of a reminder mailing.

    IT IS IMPORTANT TO YOU AND TO THE COMPANY THAT YOU VOTE YOUR SHARES BY COMPLETING AND RETURNING THIS PROXY CARD.

    WE APPRECIATE YOUR COOPERATION AND WE THANK YOU.

                                          By order of the Board of Directors,
                                          JAMES H. DEVRIES
                                          SECRETARY
Chicago, Illinois
October 4, 1995

                                I M P O R T A N T
      A PROXY STATEMENT AND PROXY CARD ARE SUBMITTED WITH THIS NOTICE. ALL STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND TO COMPLETE AND MAIL THE PROXY CARD PROMPTLY. THE ENCLOSED ENVELOPE FOR THE RETURN OF THE PROXY CARD REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY ANY STOCKHOLDER FOR ANY PURPOSE GERMANE TO THE MEETING DURING ORDINARY BUSINESS HOURS FOR A PERIOD OF TEN DAYS PRIOR TO THE MEETING AT THE PRINCIPAL OFFICES OF THE COMPANY, ONE EAST WACKER DRIVE, 30TH FLOOR, CHICAGO, ILLINOIS.

                                 [Quixote Logo]

                                OCTOBER 4, 1995
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 16, 1995

                              --------------------

PROXY SOLICITATION

    This  Proxy Statement  is furnished  to stockholders  of Quixote Corporation
(the "Company"), on or about October 4, 1995, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders on Thursday, November 16, 1995, at 10:00 a.m., Central Standard Time, in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, and at any adjournment thereof. The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the Secretary of the Company at its principal office, One East Wacker Drive, Chicago, Illinois 60601, or by attending the Annual Meeting and voting in person, in which case any prior proxy given will be automatically revoked.

    Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder designates how the proxy is to be voted on any business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a stockholder fails to designate how his proxy should be voted, the signed proxy will be voted for the election of the nominees named below as Directors and for the approval of Coopers & Lybrand L.L.P. as the Company's independent auditors.

    The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or telegraph. Proxies may also be solicited by certain Directors, officers and regular Company employees.

VOTING AT THE ANNUAL MEETING

    Stockholders of record owning the Company's common stock, $0.1 2/3 par value ("Common Stock"), at the close of business on September 20, 1995, will be entitled to vote at the Annual Meeting. On that date, 7,862,495 shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote upon each matter presented at the Annual Meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Abstentions and withheld votes have the effect of votes against a matter. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Accordingly, broker non-votes will have no effect on such matters.

    While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders except as already set forth. The enclosed proxy gives discretionary authority to the persons holding those proxies to vote in accordance with their best judgment as to any other business.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, two (2) Directors are to be elected to serve three year terms until the Annual Meeting to be held in 1998 and until their successors are elected and qualified. The Company is soliciting proxies to vote for its nominees, William G. Fowler and Robert D. van Roijen, Jr., as Directors of the Company.

    All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. The Board of Directors currently has no reason to believe that any nominee will be either unwilling or unable to serve as a Director if elected. Proxies given by stockholders cannot be voted for more than two (2) persons. The nominees for Director will be elected if they receive the affirmative vote of at least sixty percent (60%) of all votes entitled to be cast at this meeting.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE.

    The information appearing in this section in regard to age and principal occupation or employment has been furnished to the Company by the respective nominees for Director and by the respective Directors continuing in office. Information relating to the beneficial ownership of the Company's Common Stock by Directors and nominees for Director is set forth in the table on page 14.

                  NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
                                EXPIRING IN 1998

    WILLIAM G. FOWLER

    Mr. Fowler, 67, is an attorney and a shareholder at the law firm of Van Cott, Bagley, Cornwall & McCarthy of Salt Lake City, Utah. He joined the Board in January, 1973. Mr. Fowler is the Chairman of the Audit/Compensation Committee.

    ROBERT D. VAN ROIJEN, JR.

    Mr. van Roijen, 56, was elected to the Board in May, 1993 to fill the vacancy created by the resignation of Francis S. Wilson, Jr. Mr. van Roijen has been the President of T ox Financial Company, a private investment firm, since 1988. He was formerly associated with Control Laser Corporation, serving in various capacities from 1977 to 1987, including as Chairman of the Board and as President and Chief Executive Officer. Mr. van Roijen is also a director of AMBAR Corp.; Sonex Research, Inc.; Commonwealth Scientific; Applied Digital Technology; St. Leonard's Corporation; and Security Storage Company, and is a former director of Proclosure, Inc.; Clinical Diagnostics Systems; Cynthia Gibson, Inc.; KuwAm Corporation, and Secor Investments. Mr. van Roijen is a member of the Audit/Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MR. FOWLER AND MR. VAN ROIJEN AS DIRECTORS OF THE COMPANY.

                         DIRECTORS CONTINUING IN OFFICE

    PHILIP E. ROLLHAUS, JR.

    Mr. Rollhaus, 61, is Chairman of the Board, President, and the Chief Executive Officer of the Company. Mr. Rollhaus has served in these capacities and as a Director of the Company since the Company was founded in July, 1969. Mr. Rollhaus serves as Chairman and Chief Executive Officer of Energy Absorption Systems, Inc., Legal Technologies, Inc. and Disc Manufacturing, Inc., all wholly-owned subsidiaries of the Company. His current term as Director expires at the Annual Meeting to be held in 1996.

    DAVID S. RUDER

    Mr. Ruder, 66, is a professor of law at Northwestern University School of Law in Chicago and a senior counsel with the law firm of Baker & McKenzie. Mr. Ruder also serves as a director of Rodman and Renshaw Capital Group, Inc. From 1987 through 1989, he served as Chairman of the U.S. Securities and Exchange Commission. Mr. Ruder has served as a Director of the Company since May, 1990 and is a member of the Audit/Compensation Committee. His current term as Director expires at the Annual Meeting to be held in 1996.

    JAMES H. DEVRIES

    Mr. DeVries, 63, is Executive Vice President and Secretary of the Company. Mr. DeVries has served as a Director of the Company since July, 1969. Mr. DeVries serves as President of Legal Technologies, Inc., Vice Chairman and Secretary of Disc Manufacturing, Inc., and as Secretary of Energy Absorption Systems, Inc. His current term as Director expires at the Annual Meeting to be held in 1997.

    LAWRENCE C. MCQUADE

    Mr. McQuade, 68, is Chairman of the Czech & Slovak American Enterprise Fund (since August 1995) and Chairman of Qualitas International (since 1994). Mr. McQuade also is a Director of Applied Bioscience International, Inc. (since
1995) and of Bunzl P.L.C. (since 1991). Mr. McQuade is the former Vice Chairman of Prudential Mutual Fund Management, Inc. and Managing Director of Investment Banking for Prudential Securities Incorporated, positions which he held from 1988 through April 1995. In 1987, he was Chairman and Chief Executive Officer of Universal Money Centers, Inc. Mr. McQuade formerly served as Executive Vice President and Director of W.R. Grace & Co. from 1975 to 1987 and as President and Chief Executive Officer of Procon Incorporated, a subsidiary of Universal Oil Products Co., from 1969 to 1975. He was formerly a Director of KaiserTech Limited, and Kaiser Aluminum and Chemical Corp. (March 1987-November 1988) and Crazy Eddie, Inc. (1987-1990). Mr. McQuade has served as a Director of the Company since February, 1992 and is a member of the Audit/Compensation Committee. His current term as Director expires at the Annual Meeting to be held in 1997.

AUDIT/COMPENSATION COMMITTEE

    The Audit/Compensation Committee recommends the accounting firm to be employed as the Company's independent auditors to the Board; consults with the auditors regarding the audit; reviews the auditors' report or proposed report and resulting letter of comments to management; consults with the auditors and management regarding the adequacy of internal controls; determines adjustments to salaries, bonuses and other forms of compensation (including stock option grants) afforded the principal officers of the Company and its subsidiaries; and considers any other matter relating to the Company's affairs that the Committee, in its discretion, deems appropriate. The Audit/Compensation Committee had four meetings during fiscal 1995.

    The Board of Directors does not have a nominating committee. The Board of Directors as a whole performs the functions normally performed by nominating committees.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    In fiscal 1995, Directors who were also employees of the Company were paid a fee of $1,000 for each day of scheduled meetings of the Board, plus expenses. Non-employee Directors were paid a fee of $2,000 for each day of scheduled meetings of the Board and the Audit/Compensation Committee, plus traveling and related expenses, and $500 for each telephone conference meeting. There were seven scheduled meetings (eleven meeting days) in fiscal 1995, and six telephone conference meetings in fiscal 1995 of the Board and Audit Compensation Committee.

    Present and future Directors are eligible to receive stock options as granted from time to time by the Board of Directors pursuant to the Company's 1991 Director Stock Option Plan (the "Director Plan"), subject to certain annual and lifetime limits on the number of shares any individual Director may receive. Options are granted under the Director Plan at 100% of fair market value on the grant date and require continued service as a Director for at least a year from the grant date as a condition of exercise. On August 22, 1994, the Company granted each of the Directors options to purchase 10,000 shares of Common Stock at $21.00 per share. On April 26, 1995, the Company granted each of the Directors options to purchase 2,500 shares of Common Stock at $10.00 per share.

    The Company maintains accidental death and disability insurance coverage in the amount of $500,000 on behalf of each of the Directors, payable to the designated beneficiary of each Director. The Company paid premiums of $398.00 for each Director to provide such insurance in fiscal 1995.

SUMMARY COMPENSATION TABLE

    The following table summarizes the total compensation earned or paid for services rendered in all capacities during each of the years ended June 30, 1995, 1994 and 1993, by the named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION AWARDS
                                                                          -------------------------------------------
                                               ANNUAL COMPENSATION                           RESTRICTED
                                         -------------------------------    OTHER ANNUAL       STOCK       OPTIONS/
                                                     SALARY      BONUS    COMPENSATION(1)   AWARD(S)(2)      SARS
      NAME AND PRINCIPAL POSITION          YEAR        ($)        ($)           ($)             ($)           (#)
---------------------------------------  ---------  ---------  ---------  ----------------  ------------  -----------
Philip E. Rollhaus, Jr.................       1995  $ 425,000  $ 135,000     $  180,825     $        0        27,060
 Chairman, President and Chief                1994    405,000    270,000        285,513              0             0
 Executive Officer, Quixote                   1993    385,000    225,000        190,204      1,304,302(3)     53,000
 Corporation; Chairman and Chief
 Executive Officer, Energy Absorption
 Systems, Inc.; Disc Manufacturing,
 Inc.; and Legal Technologies, Inc.
James H. DeVries.......................       1995    270,000     30,000     $   71,134              0        22,210
 Executive Vice President and                 1994    257,000    145,000        105,619              0             0
 Secretary, Quixote Corporation;              1993    245,000    135,000         67,350        461,842(3)     34,000
 President, Legal Technologies, Inc.;
 Vice Chairman and Secretary, Disc
 Manufacturing, Inc.; Secretary, Energy
 Absorption Systems, Inc.
Myron R. Shain.........................       1995    225,000     80,000     $   42,674              0         7,765
 Executive Vice President -- Finance          1994    212,800    175,000         69,986              0             0
 and Treasurer, Quixote Corporation;          1993    190,000    140,000         47,795        655,500(3)     22,000
 President, Chief Operating Officer,
 and Treasurer, Disc Manufacturing,
 Inc.;
 Vice President and Treasurer, Energy
 Absorption Systems, Inc. and Legal
 Technologies, Inc..
George D. Ebersole.....................       1995    210,000    125,000     $   49,085              0         9,710
 President and Chief Operating                1994    199,500    145,000         80,499              0             0
 Officer, Energy Absorption                   1993    190,000    130,000         54,975        527,777(3)     24,000
 Systems, Inc.
Michael J. La Forte....................       1995    187,250     70,000              0              0        19,120
 President and Chief Operating Officer,
 Stenograph Corporation(5)

                                             ALL OTHER
                                          COMPENSATION(4)
      NAME AND PRINCIPAL POSITION               ($)
---------------------------------------  -----------------
Philip E. Rollhaus, Jr.................      $   3,000
 Chairman, President and Chief                  34,987
 Executive Officer, Quixote                      9,692
 Corporation; Chairman and Chief
 Executive Officer, Energy Absorption
 Systems, Inc.; Disc Manufacturing,
 Inc.; and Legal Technologies, Inc.
James H. DeVries.......................      $   3,008
 Executive Vice President and                   30,050
 Secretary, Quixote Corporation;                 3,592
 President, Legal Technologies, Inc.;
 Vice Chairman and Secretary, Disc
 Manufacturing, Inc.; Secretary, Energy
 Absorption Systems, Inc.
Myron R. Shain.........................      $   3,126
 Executive Vice President -- Finance            26,370
 and Treasurer, Quixote Corporation;             2,631
 President, Chief Operating Officer,
 and Treasurer, Disc Manufacturing,
 Inc.;
 Vice President and Treasurer, Energy
 Absorption Systems, Inc. and Legal
 Technologies, Inc..
George D. Ebersole.....................      $   3,105
 President and Chief Operating                  16,422
 Officer, Energy Absorption                      2,952
 Systems, Inc.
Michael J. La Forte....................          3,946
 President and Chief Operating Officer,
 Stenograph Corporation(5)

------------------------------
(1) The amounts disclosed are cash paid to the named Executive Officers under the Quixote Corporation Long-Term Stock Ownership Incentive Plan (the "Long-Term Plan") to cover the federal and state taxes arising from the restricted stock issued in a fiscal year to such persons pursuant to the Long-Term Plan. The amounts disclosed for Philip E. Rollhaus, Jr. and James
     H. DeVries also include compensation of $11,000 paid to each of them for their services as Directors of the Company. The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus reported for any of the named Executive Officers, and is therefore not included.
(2) The number and value of restricted shares, respectively, as of June 30, 1995 were as follows: Mr. Rollhaus - 54,918 shares/$686,475; Mr. DeVries - 19,446 shares/$243,075; Mr. Shain - 13,800 shares/$172,500; and Mr.
     Ebersole - 15,873 shares/$198,412. The officers receive all dividends paid on these shares.
(3) The number of shares covered by these awards and the number of shares vested, respectively, are as follows: Mr. Rollhaus - 91,530/54,918; Mr. DeVries - 32,410/19,446; Mr. Shain - 46,000/13,800; and Mr. Ebersole -
     37,037/15,873. Pursuant to the terms of the Long-Term Plan, the remaining restricted stock covered by the awards granted to Mr. Rollhaus and Mr. DeVries will be issued in two equal annual installments on June 30 of each of the next two fiscal years, subject to the continuation of employment and transferability restrictions described below. The remaining restricted stock covered by the awards granted to Mr. Ebersole will be issued in four equal annual installments and to Mr. Shain in seven equal annual installments on June 30 of the next four and seven fiscal years, respectively, subject to the continuation of employment and transferability restrictions described below, and subject further to the Company's right to terminate the agreement at any time after June 30, 1998. In order to receive an annual issuance of restricted stock, the executive must be employed by the Company or its subsidiaries on the last day of the fiscal year in which such stock issued (except in the case of the executive's death, disability or termination of employment other than for cause). The executive may not sell or transfer any restricted stock received under the Long-Term Plan until the earlier of the date his employment is terminated or the date he reaches retirement age (whether he actually retires at that time or not). Pursuant to the terms of the Long-Term Plan, dividends are paid only on shares of restricted stock issued and delivered to the named Executive Officer.
(4) Amounts shown for fiscal 1995 are matching contributions by the Company under the Company's 401(k) Plan.

(5)  Mr.  La Forte began  his employment with Stenograph  Corporation on June 1,
     1994.

STOCK OPTION GRANTS IN FISCAL YEAR 1995

    The following table shows the options granted to the named Executive Officers during fiscal 1995 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named Executive Officers may eventually realize in future dollars under three hypothetical situations: if the price of the Company's Common Stock does not increase, and if the stock gains 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

    The options described in this table have exercise prices equal to the fair market value of a share of Common Stock on the date they were granted. Unless the Company's stock price appreciates and the recipient continues to be employed until the options vest, the options will have no value.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                         INDIVIDUAL GRANTS                      PRICE APPRECIATION FOR
                                                    ----------------------------                    OPTION TERM(2)
                                                                   % OF TOTAL      ------------------------------------------------
                                                     OPTIONS    OPTIONS GRANTED    EXERCISE OR
                                                     GRANTED    TO EMPLOYEES IN    BASE PRICE   EXPIRATION
                       NAME                          (#)(1)       FISCAL YEAR        ($/SH)        DATE     0%    5%($)     10%($)
--------------------------------------------------  ---------   ----------------   -----------  ----------  ---  --------  --------
Philip E. Rollhaus Jr.............................  10,000                4.2%          21.00    08/22/04    0    132,068  334,686
                                                    14,560(3)             6.2%          10.50    02/07/98    0     24,098   50,603
                                                     2,500                1.1%          10.00    04/26/05    0     15,722   39,844
                                                                                                             0
James H. DeVries..................................  10,000                4.2%          21.00    08/22/04    0    132,068  334,686
                                                     9,710(3)             4.1%          10.50    02/07/98    0     16,071   33,747
                                                     2,500                1.1%          10.00    04/26/05    0     15,722   39,844
                                                                                                             0
Myron R. Shain....................................   7,765(3)             3.3%          10.50    02/07/98    0     12,852   26,987
George D. Ebersole................................   9,710(3)             4.1%          10.50    02/07/98    0     16,071   33,747
Michael J. La Forte...............................  19,120(3)             8.1%          10.50    05/16/99    0     45,658   98,829

------------------------------
(1) These options were granted on February 28, 1995 under the Long-Term Plan and on August 22, 1994 and April 26, 1995 under the Director Plan at the Current Market Price (as defined in the Plans) on each such date. The options become exercisable on the first anniversary of the date of grant in one-third increments on each anniversary date until fully exercisable. All option rights under the Long-Term Plan lapse upon termination of employment except for limited exercise periods. In the event of a change in control of the Company (as defined in the Long-Term Plan and Director Plan), the Plans give each optionee the right, within 30 days of such change in control, to exercise his options, notwithstanding the other provisions of the Plans.

(2) The potential realizable value to all stockholders at the appreciation rates of 0%, 5% and 10% would be $0, 27,153,280 and $60,000,648 (based on shares outstanding at June 30, 1995 and assuming such shares were purchased for $12.50 on June 30, 1995 and held until June 30, 2000).

(3) These options were granted on February 28, 1995 pursuant to a repricing arrangement that offered all eligible optionees the opportunity to cancel outstanding options with an exercise price equal to or greater than $13.00 for the grant of replacement options for a lesser number of shares at an exercise price of $10.50. The number of options canceled for each of the above named executive officers is as follows: Mr. Rollhaus - 15,000 shares; Mr. DeVries - 10,000 shares; Mr. Shain - 8,000 shares; Mr. Ebersole - 10,000 shares; and Mr. La Forte - 20,000 shares. See "Report of The Audit/Compensation Committee on Executive Compensation" at page 11.

AGGREGATED OPTION EXERCISES AND OPTION VALUES TABLE

    The following table shows information concerning the exercise of stock options by each of the named Executive Officers during fiscal 1995, and the value of all remaining exercisable and unexercisable options at June 30, 1995, on a pre-tax basis.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                             VALUE OF UNEXERCISED
                                                                               NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                                                                 OPTIONS/SARS
                                                                             OPTIONS/SARS AT 6/30/95(#)        AT 6/30/95($)(1)
                                     SHARES ACQUIRED ON    VALUE REALIZED   ----------------------------  --------------------------
               NAME                     EXERCISE (#)             ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------------  ---------------  -----------  ---------------  -----------  -------------
Philip E. Rollhaus, Jr............                0                   0        184,197         37,363        643,120        52,833
George D. Ebersole................            5,599              80,190         10,542          7,902         12,048         4,722
James H. DeVries..................                0                   0         99,475         23,735        295,468        10,972
Myron R. Shain....................                0                   0         28,011          7,254         13,541         3,426
Michael J. La Forte...............                0                   0          6,373         12,747         12,746        25,494

------------------------------
(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ-NMS on June 30, 1995 ($12.50).

REPRICING OF OPTIONS

    Set forth below is information with respect to repricings of stock options held by all executive officers. No options granted by the Company have been repriced within the past 10 years except for the repricing implemented in 1995. The 1995 repricings were made at the then current market price for the common stock. In connection with the grant of options in 1995, certain previously-granted options with higher exercise prices were cancelled. See "Report of the Audit/Compensation Committee on Executive Compensation" at page 11 for an explanation of the details and basis for the repricing.

                         TEN-YEAR OPTION/SAR REPRICING

                                                                                                                  LENGTH OF ORIGINAL
                                                 NUMBER OF       MARKET PRICE OF      EXERCISE PRICE      NEW        OPTION TERM
                                                  OPTIONS         STOCK AT THE         AT THE TIME     EXERCISE    REMAINING AT THE
                NAME                    DATE    REPRICED (#)  TIME OF REPRICING ($)  OF REPRICING ($)  PRICE ($)  DATE OF REPRICING
-------------------------------------  -------  ------------  ---------------------  ----------------  ---------  ------------------
Philip E. Rollhaus, Jr...............  2/28/95      15,000             10.50                14.875        10.50   2 years, 49 weeks
James H. DeVries.....................  2/28/95      10,000             10.50                14.875        10.50   2 years, 49 weeks
Myron R. Shain.......................  2/28/95       8,000             10.50                14.875        10.50   2 years, 49 weeks
George D. Ebersole...................  2/28/95      10,000             10.50                14.875        10.50   2 years, 49 weeks
Michael J. La Forte..................  2/28/95      20,000             10.50                18.75         10.50   4 years, 11 weeks

EMPLOYMENT AGREEMENTS AND TERMINATION BENEFITS

    The Company has employment agreements with Philip E. Rollhaus, Jr., James H. DeVries and Myron R. Shain (the "Employment Agreements") that were entered into in February, 1989. The Company also has separation agreements with George D. Ebersole and with Michael J. La Forte, Jr., President of Stenograph Corporation, (the "Severance Agreements") that were entered into in February, 1989 and June, 1994, respectively. The Employment Agreements and Severance Agreements are collectively referred to as the "Agreements". Each Severance Agreement provides for an initial two-year term and for automatic one-year extensions of such term on each Agreement's anniversary unless the Board of Directors gives the executive a required notice of the Company's intent not to extend his Severance Agreement. Mr. Ebersole's Severance Agreement was automatically extended in February, 1995 for one year. The Employment Agreements, amended in June, 1991, provide for an initial three-year term with an automatic one-year extension of such term each year on the Agreements' anniversary date unless the Board of Directors should previously determine not to extend the term. The Employment Agreements were automatically extended in June, 1995 for one year. The Board of Directors believes that the Agreements assure fair treatment of the executive officers in relation to their careers with the Company by assuring them of some financial security. The Agreements also protect the stockholders by encouraging the executive officers to continue their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of the Company.

    In addition to providing for the payment of base annual salaries included in the above summary compensation table and other employee fringe benefits, the Employment Agreements provide for special separation pay and benefits in the event of termination of an executive's employment under certain circumstances. The Employment Agreements provide that upon termination, the executive will receive his base salary through the termination date determined in accordance with such Agreement. If the executive's employment is terminated due to disability, the Employment Agreements provide for a separation payment equal to two times the sum of the executive's annual base salary and the average of his yearly bonus payments over the preceding two years. If, after a change in control of the Company, the Company terminates the employment of the executive, other than for cause or disability, or if the executive terminates his employment for good reason, the Company will pay the executive a separation payment equal to 300% of the sum of his then current base salary and average yearly bonus payment for the last two years. Such payments will be made on a semi-monthly basis over a period of 36 months following termination of employment. If the Company fails to make an installment payment when due, the executive has the right to accelerate all remaining compensation owed him. If such termination occurs prior to a change in control of the Company, the Employment Agreements provide that the Company will pay the executive a separation payment equal to twice his base salary. Whether or not a change in control has occurred, upon such termination the executive must be offered continued participation in (or comparable replacement of) retirement and group insurance benefits through the later of the expiration of the term of the Employment Agreements or the date of termination. The Employment Agreements further provide that if any excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code on any payments to be received by the executives in connection with a change in control of the Company or termination of the executive's employment pursuant to the Employment Agreements or otherwise (the "Total Payments"), any severance payments will be reduced to the extent necessary so that no portion of the Total Payments is subject to the excise tax.

    The Severance Agreements provide if, after a change in control of the Company, the employment of the executive is terminated other than (i) by death or disability, (ii) by the Company or employing subsidiary for cause, or (iii) by the executive for other than good reason, the Company will pay the executive a separation payment equal to 200% of the sum of his base salary and average yearly bonus payment for the last two years, with such payment being reduced by the present value of any other payments made to, or on behalf of, the executive which would constitute a "parachute payment" within the meaning of that term as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

    The Agreements define a "change in control" as a change in the stock ownership of a magnitude which requires the filing of reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the purposes of the Agreements, a "change in control" shall be deemed to have occurred if any of the following occur: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) if during any period of two consecutive years, there is a change in the composition of the Board of Directors of the Company such that 50% of the non-employee Board members have not been slated by the Board; (iii) a consolidation or merger occurs and the Company is not the surviving company or the Company sells all or substantially all of its assets; or (iv) the Company is liquidated or dissolved. The term "good reason" is generally defined by the Agreements to mean any unfavorable change in the executive's or employee's position, duties, compensation or benefits and "cause" is generally defined as willful conduct of an executive or employee demonstrably injurious to the Company or employing subsidiary. The Agreements also contain provisions for the payment of legal expenses incurred by the executives and the employees as a result of any termination of employment after a change in control.

                        REPORT OF THE AUDIT/COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Audit/Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company, which is composed of all independent, non-employee Directors (see page 13), is responsible for reviewing the recommendations of the Chief Executive Officer and determining the compensation and other remuneration afforded the officers of the Company, including the persons who are listed in the Summary Compensation Table on page 5 (hereinafter collectively referred to as the "Executive Officers"). Compensation Committee determinations relating to compensation are reviewed by the whole Board. Action regarding awards under the 1993 Long-Term Stock Ownership Incentive Plan (the "Plan") are made solely by the Compensation Committee in compliance with Securities Exchange Act Rule 16b-3.

COMPENSATION PRINCIPLES AND POLICIES OF THE COMPANY

    The Board has delegated to the Compensation Committee the responsibility to be certain that the officers of the Company are compensated fairly and effectively in a manner consistent with the compensation philosophy of the Company.

    The compensation philosophy of the Company has evolved over its 26-year history and reflects the principles of growth and long-term vision which have guided its management team under the direction of Philip E. Rollhaus, Jr., founder, President and Chief Executive Officer. In furtherance of its philosophy, Quixote has identified, pursued and developed emerging technologies into rewarding business enterprises. Although the Company's profit goals were not met in fiscal 1995, during the year overall revenues have risen 5% to an unprecedented level. This increase reflects a five-year compounded annual growth in revenues in excess of 13%. Furthermore, the Company has continued to invest in technology in each of its three core businesses, each of which is a leader in its industry.

    In addition to considering the Company's profitability for the year, the Compensation Committee critically evaluates management's performance in dealing with competitive and economic issues and business adversities as well as in implementing the Company's long-term strategies. Each of these areas of performance weigh heavily upon share values. Overall Company performance cannot always be measured solely in terms of annual profits. The Company's progress in the implementation of new ideas and strategies consistent with solid long-term growth and expansion may result periodically in a decline in earnings. Thus, the attainment of strategic objectives and enhanced long-term financial results will be as significant in the Committee's evaluation process as will short-term changes in profitability.

    The Committee procedures in fixing compensation includes engaging the services of an independent compensation consultant to evaluate compensation levels and to advise it regarding competitive influences upon compensation policies. Because the Company operates three diverse businesses, each senior executive is required to perform multiple tasks with major responsibilities. For example, Mr. Rollhaus serves as Chief Executive Officer of each subsidiary as well as Chief Executive Officer and Chief Operating Officer of Quixote. Mr. DeVries serves as Executive Vice President, Secretary and General Counsel for the Company, President of Legal Technologies, Inc., Vice Chairman and Secretary of DMI, and Secretary of Energy Absorption Systems, Inc. Mr. Shain is the Company's Chief Financial Officer and also serves as President and Chief Operating Officer of DMI.

    The   Company's   compensation  program   includes   base  salary   and  the
consideration of annual bonus and stock option awards. The Compensation Committee believes that the program provides incentives compatible with current and long-term management goals of the Company and is competitive in the marketplace while recognizing individual performance. The ultimate objective of the program is the enhancement of shareholder value. An effective compensation policy requires that a significant portion of each officer's compensation be at risk in the form of bonuses and stock options. The Executive Officer group owned approximately 424,207 shares of Company Common Stock on September 1, 1995, or an average of about 84,841 common shares per Executive Officer. In particular, the Committe believes that granting stock options and encouraging executive stock ownership relates compensation to the enhancement of share value.

BASE SALARY

    The annual review of each officer's base salary, which is subject to annual adjustment, takes into account the officer's performance as well as the enhancement or material modification of the officer's responsibilities. Based upon a review of published survey data in each of the Company's lines of business, the Committee believes that, in general, base salary levels are competitive; and in view of the decline in earnings in fiscal 1995, the Committee has determined that no salary increases will be made for fiscal 1996 for Mr. Rollhaus or other Executive Officers, except for Mr. La Forte.

ANNUAL BONUS

    The Company historically has provided annual bonuses to its officers to encourage sustained high performance. The use of such bonuses places a significant portion of total annual compensation at risk.

    Substantial bonuses were paid to the Executive Officers in fiscal 1994, which reflected the Company's extraordinary performance in that year, including a 22% growth in sales and a 23% increase in profitability over the prior year. Because profit levels were not maintained in fiscal 1995, reductions were made in the bonuses payable to each of the Executive Officers for that year (including a 50% reduction for Mr. Rollhaus), except for Mr. La Forte, who joined the Company in June, 1994. The Compensation Committee believes that the responsibility for a decline in earnings rests, in part, upon the management team, and an overall reduction in bonuses is consistent with the obligation of the Committee to the shareholders. However, a portion of the decline from the record levels of the prior year was attributable to market conditions and other factors beyond the control of management. The Committee also considered the profit performance of each individual operating unit in determining the annual bonuses of those officers who were responsible for each unit.

STOCK OPTIONS

    Quixote Corporation utilizes stock options, granted pursuant to the Plan, as one of the three components of the Company's management compensation package. Historically, the Company has used stock options as an incentive to increase the Company's value. Substantial stock ownership by its executives has been a hallmark of the Company, and stock options are an important component of total compensation. Options generally vest over a three-year period and are exercisable over a specified period of time following the date of grant, which is typically five years. Option recipients must be employed by the Company at the time of vesting and at the time the options are exercised in order to be able to exercise their options.

    The Committee believes that without meaningful stock options the Company would find it difficult to attract and retain highly talented and qualified management employees. For the last three fiscal years, the Company has granted options to employees to purchase an average of 172,970 shares at the market price on the date of grant.

STOCK OPTION CANCELLATION AND NEW GRANTS

    During the first half of fiscal year 1995, the Company's stock price was substantially eroded from a high closing price of $22.25 (July 25, 1994) to a low closing price of $10.93 (December 29, 1994). This decline was caused, in part, by a decline in Company profits due partly to pricing pressures faced by Disc Manufacturing, Inc., delays by states in project fundings for Energy
Absorption Systems, Inc.'s products, and continued difficulty in creating profitability at Legal Technologies, Inc. The decline in stock price came at a time when several new key employees had been hired with stock options as incentives. The Compensation Committee believed that many outstanding stock options no longer provided an incentive to these and other employees because the stock market price was substantially less than the exercise price of outstanding options. As these so-called "under-water" options were having a detrimental effect on the employee morale, the Committee determined that this situation was not in the Company's best interest.

    In accordance with the Plan, the Committee approved on February 28, 1995 an option exchange that offered all eligible optionees the opportunity to cancel outstanding options with an exercise price of $13.00 or greater ("Original Options") in exchange for the grant of replacement options for a lesser number of shares at an exercise price of $10.50 ("New Options"). The expiration dates and vesting provisions of the New Options remained the same as the Original Options, but each New Option provided that it could not be exercised until March 1, 1996. A formula based upon the grant price of the Original Option was used to determine the appropriate number of New Options offered to each optionee. No adjustment was made to options granted under the 1991 Director Stock Option Plan.

    Under the option exchange, employees (including the five Executive Officers) received New Options to purchase an aggregate of 175,010 shares of common stock in cancellation of Original Options to purchase an aggregate of 181,368 shares of common stock. The five Executive Officers canceled Original Options to purchase 63,000 shares of Common Stock and received New Options to purchase 60,865 shares. Other employees canceled Original Options to purchase 118,368 shares and received New Options to purchase 114,145 shares. The exercise price of the canceled Original Options ranged from $13.00 per share to $21.00 per share. The balance of the shares under the Original Options have been surrendered and are available for re-grant under the Plan. Except for options granted to Messrs. Rollhaus and DeVries under the 1991 Director Stock Option Plan, no Executive Officer who received New Options under the option exchange arrangement received any other option award in fiscal 1995. The Committee believes that this exchange arrangement has helped to restore the role of long-term equity incentive compensation as a key component of the Company's compensation program.

    As part of this exchange arrangement, Mr. Rollhaus agreed to the cancellation of an Original Option to purchase 15,000 shares at an exercise price of $14.875 per share in exchange for the grant of a New Option to purchase 14,560 shares at an exercise price of $10.50 per share. Both the Original and the New Options expire February 7, 1998. The New Option may not be exercised until March 1, 1996.

STOCK BASED RETIREMENT PLAN

    The Company maintains a stock-based retirement plan (the "Retirement Plan"), which is a component of its 1993 Long-Term Stock Ownership Plan, to provide its executives with a competitive retirement program.

    Under the Retirement Plan, which is in lieu of any supplemental executive retirement program, the Compensation Committee makes annual awards of Company stock to selected key executives who have completed at least ten years of service with the Company. The share awards, together with a cash award intended to cover the inherent income taxes, are calculated under accepted actuarial principles as the number required to provide a targeted competitive retirement benefit. The targeted benefit, however, will be achieved at retirement only if the value of the Company's stock grows at a sustained compounded level established by the Board. Furthermore, in order to receive each year's award the executive must remain in the employ of the Company through the end of the fiscal year in which it is awarded (except in the case of the officer's death, disability or termination of employment other than for cause), and he or she must have retained all shares previously awarded under the Retirement Plan. The Compensation Committee believes that the Retirement Plan mutually benefits the Company, its stockholders and its most senior executives.

OTHER COMPENSATION

    The Company has an Incentive Savings Plan (the "Plan") which offers all employees (subject to certain eligibility requirements), including the named Executive Officers, tax advantages pursuant to Section 401(k) of the Internal Revenue Code. During fiscal year 1995, the Company made a matching contribution to the Plan of $.40 on each dollar of the first 5% of compensation contributed by the participant, subject to legal maximums imposed by the Internal Revenue Code. Contributions are made by participants by means of a payroll deduction program. The total aggregate amount of the Company's matching contribution for the named Executive Officers is included in the Summary Compensation Table on page 5.

    The Company maintains an Exec-U-Care Medical Reimbursement Plan which provides additional health and life insurance protection for certain officers of the Company and its subsidiaries, in addition to the group health and life insurance policies provided all employees. The participants in the Exec-U-Care Plan include Messrs. Rollhaus, DeVries, Shain and Ebersole. The total aggregate cost to the Company during fiscal year 1995 under the Plan for those Executive Officers was less than $30,000.

LIMITATION ON DEDUCTIBILITY OF COMPENSATION

    In 1993, the tax laws were amended by the addition of Section 162(m) of the Internal Revenue Code. Effective for fiscal years beginning after 1993, that Section limits the deductibility of compensation paid by a publicly-held company to its chief executive officer and to the four other officers who are most highly compensated. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. No Executive Officer other than Mr. Rollhaus was affected by this limitation in fiscal 1995. Because the tax-saving opportunity of full complaince with Section 162(m) is relatively small and would require a complete redesign of the Company's compensation structure, the Company has not elected compliance for the time being. The Company, however, intends to review this question following the issuance of additional Treasury regulations clarifying the complex rules in this area relative to the utilization of performance-based plans.

                                          AUDIT/COMPENSATION COMMITTEE
                                          William G. Fowler, Chairman
                                          Lawrence C. McQuade
                                          David S. Ruder
                                          Robert D. van Roijen, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are William G. Fowler, who serves as Chairman, Lawrence C. McQuade, David S. Ruder and Robert D. van Roijen, Jr.

COMMON STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG QUIXOTE CORPORATION, THE RUSSELL 2000 INDEX
            AND THE S&P MANUFACTURING (DIVERSIFIED INDUSTRY) INDEX.

    The following graph compares the five year cumulative total return of the Company's Common Stock with the Russell 2000 Index and the Standard & Poor's Manufacturing (Diversified Industry) Index assuming the investment of $100 on June 30, 1990 and the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                QUIXOTE CORPORATION         RUSSELL 2000            S & P MANUFACTURING (DIVERSIFIED INDUSTRY)
Jun-90                               100                100                                                        100
Jun-91                                73                101                                                        106
Jun-92                               204                116                                                        105
Jun-93                               215                146                                                        124
Jun-94                               330                152                                                        139
Jun-95                               204                183                                                        183

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    See "Employment Agreements and Termination Benefits" above for a description of certain transactions and business relationships involving management of the Company.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The chart below sets forth, as of September 1, 1995, information to the best of the Company's knowledge with respect to the persons who beneficially owned in excess of five percent of the Company's Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director and named Executive Officer; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and Executive Officers of the Company, as a group.

                                                                                                  APPROXIMATE
                                                                        AMOUNT BENEFICIALLY   PERCENTAGE OF CLASS
                       NAME OF BENEFICIAL OWNER                              OWNED (1)                (1)
----------------------------------------------------------------------  -------------------  ---------------------
FMR Corp.(2)..........................................................            485,200                       6.2%
Wisconsin State Investment Board(3)...................................            455,500                       5.8%
Philip E. Rollhaus, Jr.(4)(5).........................................            416,923                       5.2%
James H. DeVries(5)...................................................            227,035                       2.8%
Myron R. Shain........................................................             76,541                       *
George D. Ebersole....................................................             67,673                       *
Michael J. LaForte....................................................              6,373                       *
William G. Fowler(6)..................................................            168,067                       2.1%
David S. Ruder........................................................             63,333                       *
Lawrence C. McQuade...................................................             30,333                       *
Robert D. van Roijen, Jr..............................................             21,000                       *
Directors and Executive Officers as a group (10 persons including
 those individuals named above)(5)(6)(7)..............................          2,017,978                      25.7%

------------------------
*    Less than one percent (1%).

(1) The shares reported in the above table include shares of Common Stock which can be acquired within 60 days of September 1, 1995, through the exercise of options ("Option Shares") as follows: Mr. Rollhaus - 200,198 shares; Mr. Ruder - 48,333 shares; Mr. DeVries - 107,474 shares; Mr. Shain - 31,676 shares; Mr. Ebersole - 15,208 shares; Mr. LaForte - 6,373 shares; Mr. Fowler - 72,333 shares; Mr. McQuade - 28,333 shares; Mr. van Roijen - 10,000 shares; and Directors and Executive Officers as a group - 525,096 shares. Each individual's Option Shares are also included in the number of shares of the Company issued and outstanding for purposes of calculating the percentage ownership of each individual in accordance with the rules and regulations of the Exchange Act. These persons also have options not exercisable within 60 days of September 1, 1995, by which they can acquire the following additional shares of Common Stock: Mr. Rollhaus - 21,362 shares; Mr. Ruder - 9,167 shares; Mr. DeVries - 15,736 shares; Mr. Fowler - 9,167 shares; Mr. McQuade - 9,167 shares; Mr. Shain - 2,589; Mr. Ebersole - 3,236; Mr. LaForte - 12,747; Mr. van Roijen - 12,500 shares; and Directors and Executive Officers as a group - 95,671 shares. These shares are not included in the above table or in the percentage ownership calculations.

(2) Based upon information as set forth in a Schedule 13F filing for the period ending June 30, 1995. Shares owned by Fidelity Low-Priced Stock Fund, a registered investment company managed by Fidelity Management & Research Company, are included in the figures set forth for FMR Corp. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) Based on information set forth in a Schedule 13F filing for the period ending June 30, 1995. The address for the Wisconsin State Investment Board is 121 E. Wilson Street, Madison, Wisconsin 53702.

(4) Mr. Rollhaus owns $166,000 in principal amount of the Company's 8% convertible subordinated debentures due April 15, 2011 (the "Debentures"). The Debentures are convertible into an aggregate of approximately 8,736 shares of the Company's Common Stock. The shares of Common Stock into which the Debentures are convertible are included in the above table and are included in the number of shares of the Company issued and outstanding for purposes of calculating percentage ownership.

(5) Messrs. Rollhaus and DeVries may be deemed to be the beneficial owner of 1,000 and 5,492 shares of Common Stock, respectively, owned by their family members. These shares are not included in the above table. Messrs. Rollhaus and DeVries disclaim beneficial ownership of these shares.

(6) Mr. Fowler has a beneficial interest in 890 shares of Common Stock held by his retirement plan. These shares are not included in the above table.

(7)  Mr. J. Garrett Fitzgibbons held  the position of Vice Chairman,  Stenograph
     Corporation, until his employment ended on June 30, 1995.

                              APPROVAL OF AUDITORS

    The Directors have recommended that the stockholders approve Coopers & Lybrand L.L.P., a certified public accounting firm, as independent auditors for the Company. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented at the meeting and entitled to vote is necessary to approve Coopers & Lybrand L.L.P. as the Company's auditors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING COOPERS & LYBRAND L.L.P. AS THE COMPANY'S AUDITORS.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING TO BE HELD IN 1996

    Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the Annual Meeting to be held in 1996 must be received by the Company on or before June 1, 1996, to be considered for inclusion in the Company's proxy statement relative to that meeting. Such proposals should be in writing and sent to Mr. James H. DeVries, Executive Vice President - Quixote Corporation, One East Wacker Drive, Chicago, IL 60601.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 1995, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers and Directors and ten percent shareholders were complied with by such persons, except that one Form 4 report covering one transaction was filed late by Mr. Rollhaus.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

    The Company will be pleased to make its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, available without charge to interested parties. Written requests for the report should be directed to Mr. James H. DeVries, Executive Vice President - Quixote Corporation, One East Wacker Drive, Chicago, IL 60601.

                               QUIXOTE CORPORATION

P                        ANNUAL MEETING OF STOCKHOLDERS
R
O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y
     The undersigned hereby appoint(s) Philip E. Rollhaus, Jr. and James H. DeVries as proxies with full power of substitution and hereby directs them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Quixote Corporation to be held in the Assembly Room at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, Thursday, November 16, 1995, at 10:00 a.m. Central Standard Time, and at any adjournments thereof, as indicated on the proposals set forth on the reverse side of this Proxy.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. Discretionary authority is conferred by the Proxy to vote on all matters, other than those specified on the reverse side, which may properly come before the meeting or any adjournment thereof.


PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                                             -------------
                                                              SEE REVERSE
             (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)       SIDE
                                                             -------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors

NOMINEES: William G. Fowler and Robert D. van Roijen, Jr.

              FOR              WITHHELD
             /  /                /  /

/  /____________________________________
 For both nominees except as noted above

                                                          FOR   AGAINST  ABSTAIN
2. Approving the selection of Coopers & Lybrand L.L.P.   /  /    /  /      /  /
   as Independent Auditors of the Company.

3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

        MARK HERE                MARK HERE
       FOR ADDRESS   /  /       IF YOU PLAN   /  /
       CHANGE AND                TO ATTEND
      NOTE AT LEFT              THE MEETING

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.


Signature:___________________________Date___________

Signature:___________________________Date___________